Exhibit 10.1

Execution Version

Termination Letter Agreement

May 2, 2023

Allurion Technologies, Inc.

11 Huron Drive

Natick, MA 01760

Re:	Termination of Side Letter

Ladies and Gentlemen:

Reference is made to that certain (a) Convertible Note Purchase Agreement, dated as of February 15, 2023 (as amended or restated, the “Convertible Note Purchase Agreement”), by and among Allurion Technologies, Inc., a Delaware corporation (the “Company”), the undersigned holder of the Convertible Note (as defined below) (the “Holder”), and the other investors listed in Exhibit A thereto, (b) Convertible Unsecured Promissory Note, dated as of February 15, 2023 (as amended or restated, the “Convertible Note”), issued by the Company to the Holder, and (c) side letter, dated as of February 15, 2023, attached hereto as Exhibit A (the “Side Letter”), by and among the Company, Romulus Growth Allurion L.P., and the Holder. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Convertible Note Purchase Agreement.

Whereas, the Company desires to prepay, in one or more transactions, all or a portion of the outstanding principal amount, plus accrued interest (the “Balance”), under the Convertible Note, by way of:

(i)	a $2,000,000 payment in cash by the Company to the Holder on the date hereof (the “Prepayment”); and

(ii)	immediately prior to the consummation of the proposed deSPAC Transaction between the Company and Compute Health Acquisition Corp., a Delaware corporation (“CPUH” and such deSPAC Transaction, the “CPUH deSPAC Transaction”), an additional payment of at least $6,000,000, up to the outstanding principal amount, plus accrued interest, under the Convertible Note as of such time (such additional repayment pursuant to this clause (ii), the “Additional Payment” and such amount, together with the amount of the Prepayment, the “Repayment Amount”) (the repayment contemplated by clauses (i) and (ii), the “Repayment”) by way of (a) payment in cash by the Company and/or (b) the sale and transfer of all or any portion of the Convertible Note, equivalent in value to the portion of the Additional Payment to be repaid pursuant to this clause (ii)(b), to any person or persons designated in writing by the Company;

Whereas, in consideration of the Repayment, the parties desire to terminate the Side Letter; and

Whereas, the Requisite Majority (as defined in the Convertible Note) has consented in writing to the Repayment and the other transactions contemplated by this letter agreement (this “Agreement”) in accordance with Section 3 of the Convertible Note.

In consideration for the Repayment Amount and other good and valuable consideration, the undersigned parties hereby agree as follows:

1. Termination of the Side Letter. The Company and the Holder agree that, effective as of the date of the Prepayment, the Side Letter attached hereto as Exhibit A is hereby terminated and of no further force and effect and that each of the parties thereto are hereby released from any and all obligations thereunder, without any further action required by any person.

2. Waiver of Proportionate Repayment Obligations; Sales and Transfers of the Convertible Note. The Company and the Holder agree that, as they may relate to the Repayment, each of the provisions and obligations described in Section 3 of the Convertible Note relating to application of payments are hereby waived and of no further force and effect, without any further action required by any person. In connection with the sale or transfer of all or any portion of the Convertible Note in accordance with clause (ii)(b) of the second paragraph above, the Holder agrees to execute and deliver all documents that the Company may reasonably request in order to facilitate any such sale and transfer provided that the Holder shall not be obliged to execute and deliver all such documents unless the amount equivalent to the Additional Payment shall be received by the Holder simultaneously with the closing of the transfer of such portion of the Convertible Note.

3. Treatment of the Prepayment Amount. The parties acknowledge and agree that (a) $1,500,000 of the Prepayment (the “Penalty Amount”) shall be deemed a prepayment penalty and (b) repayment of the Repayment Amount less the Penalty Amount shall be deemed a prepayment of the Balance and shall reduce the amounts owed under the Convertible Note, both principal and accrued interest, by the Repayment Amount less the Penalty Amount.

4. Pubco Shares.

(a) Subject to the terms and conditions set forth herein, in consideration of the termination of the Side Letter and the value received from the Holder in connection with the issuance of the Convertible Note, Allurion Technologies Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Pubco”), agrees that, immediately following the consummation of the CPUH deSPAC Transaction, it shall issue to the Holder a number of shares of common stock, $0.0001 par value, of Pubco (“Pubco Common Stock”), equal in the aggregate to the Pubco Additional Shares (as defined below). Pubco shall issue the Pubco Additional Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under the Convertible Note Purchase Agreement, the Convertible Note, the Investor Rights Agreement (as defined in that certain Business Combination Agreement, dated February 9, 2023, by and among Pubco, the Company, CPUH and the other parties named therein as amended from time to time) or applicable securities laws), in the name of the Holder (or its nominee or custodian in accordance with the Holder’s delivery instructions).

(b) The following terms shall have the meanings given below:

“Pubco Additional Shares” means (i) (x) the Pubco Share Target minus (y) the number of shares of Pubco Common Stock issued to the Holder at the closing of the CPUH deSPAC Transaction in exchange for the shares of common stock of the Company issued upon conversion of the Convertible Note pursuant to the terms thereof (and based on the outstanding principal and accrued interest thereunder as of the closing of the CPUH deSPAC Transaction) plus (ii) 300,000 shares of Pubco Common Stock.

“Pubco Share Target” means a number of shares of Pubco Common Stock equal to (x) the Balance immediately prior to the consummation the CPUH deSPAC Transaction (after giving effect to the payment of the Repayment Amount (taking into account the prepayment penalty described in Section 3(a)) divided by (y) $5.00.

(c) At the Closing, all of the representations and warranties of the Holder set forth in Section 3 of the Convertible Note Purchase Agreement, as applicable, shall be true and correct with respect to the receipt of the Pubco Additional Shares given if such shares were Conversion Shares (as defined in the Convertible Note Purchase Agreement) thereunder and Section 3 of the Convertible Note Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

5. Tax Matters. The Holder shall, prior to the Closing, execute and deliver to the Company a completed Internal Revenue Service (“IRS”) Form W-8, or IRS Form W-9, as applicable. To the extent the Holder has not provided an IRS Form W-9 to the Company in accordance with this Section 5, the Holder represents and warrants that it (i) has not made, and will not make, any investment decisions with respect to the termination of the Side Letter and (ii) has not negotiated or executed the termination of the Side Letter, in each case, from within the United States.

6. Successors and Assigns. This Agreement shall be binding upon each of the parties and their respective agents, affiliates, related parties, successors and assigns.

7. Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties hereto and supersedes and preempts any prior and/or contemporaneous understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

8. Counterparts. This Agreement may be executed in two (2) or more counterparts, including by facsimile or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9. Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions will nevertheless remain effective and enforceable to the greatest extent permitted by law.

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If the foregoing correctly sets forth our understanding of the subject matter hereof, please so indicate by executing this Agreement in the space provided below.

Very truly yours,

ALLURION TECHNOLOGIES, INC.

By:	/s/ Shantanu Gaur
	Name:	Shantanu Gaur
	Title:	Chief Executive Officer

[Signature Page to Termination Letter Agreement]

Agreed and accepted on

the date first above written:

HOLDER: Hunter Ventures Limited

By:	/s/ Remy Liekenjie
	Name:	Remy Liekenjie
	Title:	Director

[Signature Page to Termination Letter Agreement]

Agreed and accepted on

the date first above written:

ROMULUS GROWTH ALLURION L.P.

By:	/s/ Krishna Gupta
	Name:	Krishna Gupta
	Title:	Manager

[Signature Page to Termination Letter Agreement]

Agreed and accepted on

the date first above written:

Allurion Technologies Holdings, Inc.

By:	/s/ Shantanu Gaur
	Name:	Shantanu Gaur
	Title:	Chief Executive Officer

[Signature Page to Termination Letter Agreement]